Exhibit 99.1
Wyndham Destinations Acquires Travel + Leisure Brand from Meredith Corporation in Strategic Alliance; Wyndham Destinations to Be Renamed Travel + Leisure Co.

•Leading leisure travel company has acquired the iconic, trusted travel brand to accelerate its strategic plan to broaden reach with launch of new travel services, expand its membership travel business, and amplify the global visibility of its leisure travel products
•The new Travel + Leisure Co. will trade on the NYSE under the ticker symbol TNL in mid-February 2021
•Travel + Leisure’s successful multi-platform media assets, renowned for journalistic excellence, will continue to be operated by Meredith Corporation to serve clients and consumers
•This strategic alliance between two industry leaders will continue to grow the Travel + Leisure (T+L) brand globally and create new business opportunities

(ORLANDO, FL/DES MOINES, IA, January 6, 2021) – Wyndham Destinations (NYSE:WYND) and Meredith Corporation (NYSE:MDP) today announced that Wyndham Destinations has acquired the Travel + Leisure brand and all related assets from Meredith Corporation, combining the travel company’s portfolio of resort, membership, and lifestyle travel brands with the world’s most trusted travel lifestyle content curator and its travel clubs. This acquisition will accelerate Wyndham Destinations’ strategic plan to build on its leading position as the world’s largest vacation club and exchange company and expand into new leisure travel and licensing markets.

“We acquired Travel + Leisure, including access to its global audience of 35 million loyal followers across multiple platforms and nearly 60,000 club members, because it matches our passion and purpose to put the world on vacation. Over the past 18 months, we have laid the foundation to expand our footprint beyond our core vacation ownership business, and today we add one of the most trusted and influential brands in travel through the acquisition of Travel + Leisure,” said Michael D. Brown, president and chief executive officer of Wyndham Destinations. “This iconic brand, along with its authoritative content and wide audience, will help accelerate and amplify the growth of new capital-light travel businesses and services, as we take the next step in expanding our reach within the global leisure travel industry.”

In early 2021, Wyndham Destinations will change its name to Travel + Leisure Co. and will expand its portfolio through various branded products and offerings. The new company will inspire travelers with Travel + Leisure’s expert multi-platform content to grow its membership travel club businesses, launch new branded travel services, and expand brand licensing agreements under its Travel + Leisure Group.

The new Travel + Leisure Co. stock will begin trading under the ticker symbol NYSE:TNL in mid-February 2021.

Meredith will continue to operate and monetize Travel + Leisure’s media across multiple channels, including its advertising and marketing activities, under a 30-year royalty-free, renewable licensing relationship. The agreement ensures that the brand’s long-standing commitment to high-quality, independent travel journalism will continue under the leadership of Travel +Leisure Editor-in-Chief Jacqui Gifford and SVP/Group Publisher, Travel + Leisure Giulio Capua.

“As new stewards of the Travel + Leisure brand, we are committed to ensuring that the integrity and independence of its trusted, authoritative journalism remains uncompromised. I’m very pleased that Meredith will continue producing the number one travel content brand and major monthly consumer magazine under the leadership of Editor-in-Chief Jacqui Gifford,” Brown said. “For 50 years, Travel + Leisure has offered travel inspiration to tens of millions across the world through immersive, transportive experiences across many channels. Its dedicated readers rely on the brand as a window into the world’s best destinations, cultures, and experiences, and we look forward to supporting Meredith as it continues that mission.”

Transaction Details
•The $100 million acquisition will be funded with cash on hand of $35 million paid at closing, with trailing payments completed by June 2024. In addition, Wyndham Destinations has agreed to a five-year marketing commitment across Meredith’s portfolio of brands.
•Travel + Leisure Co. will continue to maintain its current portfolio of brands and products, with Wyndham Destinations now serving as the umbrella brand for its vacation club resorts, which will continue to leverage the power of the Wyndham Rewards program, and with Panorama operating the exchange, membership travel, and technology businesses.
•The acquisition is expected to be neutral to earnings for the new Travel + Leisure Co. in year one and accretive in year two. The acquisition includes Travel + Leisure’s travel clubs and their nearly 60,000 members.
•Travel + Leisure Co. will license the brand to Meredith to continue operating and monetizing T+L’s media platforms in a long-term agreement.

“This strategic alliance brings a new, innovative approach to media brand development, and we’re excited to leverage Wyndham Destinations’ and Meredith’s strengths to enhance and realize Travel + Leisure’s full potential,” said Meredith Chairman and Chief Executive Tom Harty. “This is a great demonstration of the value that strong brands deliver when expanded beyond the media space, and we look forward to developing more of these creative, value-enhancing programs across our portfolio.”

Travel + Leisure Editor-in-Chief Jacqui Gifford said, “I’m delighted that Wyndham Destinations has such a deep understanding of and excitement for Travel + Leisure, and in partnership with Meredith profoundly shares our mission to inspire and empower the world’s most curious and passionate travelers. I’ve spent time getting to know Michael Brown. I’m thrilled that he appreciates the legacy and integrity of this brand, and I look forward to working with him. We will continue to produce and deliver independent, award-winning journalism and rich, immersive storytelling, transporting our passionate audience across numerous platforms to compelling destinations around the world. With Wyndham’s backing and support, T+L is poised to accelerate its growth and flourish beyond our content while continuing to benefit from Meredith’s successful track record in operating media brands.”

“The Wyndham Destinations alliance is a win-win strategy and is indicative of our interest in collaborating with industry leaders to optimize the potential of our many other powerful Meredith media brands,” said John Zieser, Meredith Chief Development Officer.

The transaction is not expected to change employment at either company.

Deutsche Bank Securities Inc. is serving as financial advisor and Kirkland & Ellis LLP is serving as legal advisor to Wyndham Destinations on this transaction. Cooley LLP is serving as legal advisor to Meredith Corporation.
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About the New Travel + Leisure Co.
In the first quarter of 2021, Travel + Leisure Co. becomes the world’s leading membership and leisure travel company, with a portfolio of nearly 20 resort, travel club, and lifestyle travel brands. The company provides outstanding vacation experiences and travel inspiration to millions of owners, members, and subscribers every year through its products and services: Wyndham Destinations, the largest vacation ownership company with 230 vacation club resort locations across the globe; Panorama, the world’s foremost membership travel business that includes the largest vacation exchange company, industry-leading travel technology, and subscription travel brands; and Travel + Leisure Group, featuring top online and print travel content, online booking platforms and travel clubs, and branded consumer products. At Travel + Leisure Co., our global team of associates brings hospitality to millions, turning vacation inspiration into exceptional travel experiences. We put the world on vacation.

About Wyndham Destinations
Wyndham Destinations (NYSE: WYND), the world’s largest vacation club and exchange company, is on a mission to put the world on vacation. The company offers more than 4 million members and owner families the opportunity to own, exchange, or rent their vacation experience while enjoying quality, flexibility, and great value from a trusted brand. The company’s Wyndham Vacation Clubs offer 230 resorts that provide a contemporary take on the timeshare model through brands Club Wyndham®, Worldmark® by Wyndham, and Margaritaville Vacation Club® by Wyndham. With a global presence in 110 countries, the company’s membership travel business – Panorama – includes today’s leading vacation exchange, leisure travel, and technology brands, including RCI, the global leader in vacation exchange that provides access to 4,200+ affiliated resorts, and Extra Holidays, offering condo vacations at hotel prices. Year after year, our worldwide team of associates delivers exceptional vacation experiences to millions of families as they make life’s favorite memories. At Wyndham Destinations, our world is your destination.

About Meredith Corporation
Meredith Corporation (NYSE: MDP), a leading media company for nearly 120 years, produces service journalism that engages audiences with essential, inspiring, and trusted content. Meredith reaches consumers where they are across multiple platforms, including digital, video, print, and broadcast television. Meredith’s National Media Group reaches nearly 95 percent of all U.S. women and more than 190 million unduplicated American consumers every month through such iconic brands as PEOPLE, Better Homes & Gardens, Allrecipes, Southern Living, and REAL SIMPLE. Meredith’s premium digital network reaches more than 150 million consumers each month. The company is the No. 1 U.S. magazine operator with 36 million subscribers and the No. 2 global licensor with robust brand licensing activities that include a Better Homes & Gardens partnership with Walmart. Meredith’s Local Media Group portfolio includes 17 television stations reaching 11 percent of U.S. households and 30 million viewers. Meredith’s portfolio is concentrated in large, fast-growing markets, with seven stations in the nation’s Top 25 markets, including Atlanta, Phoenix, St. Louis, and Portland, and 13 stations in the Top 50.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of applicable securities laws. Words, and variations of words, such as “will,” “expect,” “intend,” “believe,” “plan,” and similar expressions are intended to identify these forward-looking statements, including statements about the expected results of the transaction and the future prospects for, and plans of, the company. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the company’s control, which could cause actual results to differ materially from those indicated in the forward-looking statements. Results may be materially affected by factors including (without limitation) unanticipated costs and/or delays, unfavorable reaction by customers, partners, employees, or suppliers, future revenues being lower than expected, failure or inability to implement growth or expansion strategies in a timely manner or at all, local and global political and economic conditions, and other risks described in the company’s filings with the Securities and Exchange Commission, including the company’s most recently filed Annual Report on Form 10-K. The reader is cautioned not to rely on these forward-looking statements. All forward-looking statements are based on information currently available to the company and are qualified in their entirety by this cautionary statement. The company does not assume any obligation to update any such forward-looking statements or other statements included in this press release.

Media Contacts:

Vanessa Picariello
Wyndham Destinations
(407) 569-6234
Media@wyn.com

Jill Davison
Meredith Corporation
(917) 280-0475
Jill.Davison@meredith.com

Investor Relations Contacts:

Christopher Agnew
Senior Vice President, FP&A and Investor Relations
Wyndham Destinations
(407) 626-4050
Christopher.Agnew@wyn.com

Mike Lovell
Executive Director, Corporate Communications
Meredith Corporation
(515) 284-3622 (office)
(515) 771-1585 (mobile)
Mike.Lovell@meredith.com